Exhibit 10.11

FORM OF
STOCK OPTION AGREEMENT
granted by
FIRST NIAGARA FINANCIAL GROUP, INC.
under the
FIRST NIAGARA FINANCIAL GROUP, INC.
2012 EQUITY INCENTIVE PLAN
This Stock Option Agreement (this “Option” or this “Agreement”) is hereby made subject to the provisions of the 2012 Equity Incentive Plan (the “Plan”) of First Niagara Financial Group, Inc. (including its Subsidiaries where applicable, the “Company”), which provisions are hereby incorporated by reference and made a part hereof. A copy of the Plan has been provided to the holder of this Option (the “Participant”), and the Participant hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee will be final, binding and conclusive upon the Participant and the Participant's beneficiaries, heirs, legal representatives, successors and permitted assigns. Unless the context clearly indicates otherwise, capitalized terms used herein but not defined will have the meaning given such terms in the Plan. The term “Stock” shall refer to the common stock, $0.01 par value per share, of the Company.
The number of shares of Stock (or share determination formula) available under this Option and the exercise price per share (the “Exercise Price”) are set forth in the award notice or email (the “Award Notice”) sent to the Participant that sets forth the grant of this Option and the terms thereof, and such Award Notice is hereby incorporated by reference and made a part hereof. For purposes of this Agreement, the “Grant Date” shall mean the date that this Option was granted to the Participant, as set forth in the Award Notice sent to the Participant, and the “Expiration Date” means the ten-year anniversary of the Grant Date.

1.	Vesting Schedule.
Except as otherwise provided in Section 3 of this Agreement, subject to the Participant's continued Service with the Company through the applicable vesting date, this Option shall vest and become exercisable as follows:
[Vesting Schedule]
This Option may not be exercised at any time on or after the Expiration Date.

2.	Exercise Procedure.
This Option will be exercised in whole or in part by the Participant's delivery to the Company of written notice setting forth the number of shares with respect to which this Option is to be exercised, together with payment of the Exercise Price for such shares by cash or other means acceptable to the Committee, including: (a) by tendering shares of Stock valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of this Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (c) by a “net settlement” of this Option, using a portion of the shares of Stock obtained on exercise in payment of the Exercise Price; (d) by personal, certified or cashier's check; (e) by other property deemed acceptable by the Committee; or (f) by any combination thereof. Under no circumstances will fractional shares of Stock be issued; if the Participant elects to pay the Exercise Price using shares of Stock already owned by him or her, or Shares to be received from his or her exercise of this Option and such payment involves a fraction of a share of Stock, the remaining fraction of such share shall be redeemed by the Company and the Company shall pay the Participant the Fair Market Value of such fractional share in cash in lieu of issuing such fractional share.

Upon the exercise of this Option, the Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by reducing the number of shares of Stock (based on the Fair Market Value on the date that the Option is exercised) otherwise to be delivered to the Participant that are necessary to satisfy the minimum amount of the taxes required to be withheld.
3.    Effect of Certain Events.
This Option will terminate upon the Expiration Date, except as set forth in the following provisions:

(a)
Death or Disability. In the event of the Participant's Termination of Service by reason of the Participant's death or Disability, this Option will become fully exercisable as to all shares subject to this Option, whether or not then vested and exercisable. This Option may thereafter be exercised by the Participant (or in the event of the Participant's death, by the Participant's legal representative or beneficiaries) for a period of one year following the date of the Termination of Service, subject to termination on the Expiration Date, if earlier.

(b)
Retirement. In the event of the Participant's Termination of Service due to Retirement, this Option will become fully exercisable as to all shares subject to this Option, whether or not then exercisable. This Option may thereafter be exercised by the Participant for a period of one year from the date of the Termination of Service, subject to termination on the Expiration Date, if earlier. “Retirement” means a Termination of Service by the Participant who meets the age and years of service requirements set forth in the definition of Retirement in the Plan on the date of the Termination of Service.

(c)
Change in Control. If there is a Change in Control Agreement by and between the Participant and the Company on the date of the Termination of Service, then the terms of such Change in Control Agreement shall apply instead of this Section 3(c). Otherwise, in the event of the Participant's Termination of Service by the Company other than for Cause within the 12-month period following a Change in Control, or a Termination of Service by the Participant for Good Reason within the 14-month period following a Change in Control, this Option will become fully exercisable as to all shares subject to this Option, whether or not then exercisable, and this Option may thereafter be exercised by the Participant for a period of one year from the date of the Termination of Service, subject to termination on the Expiration Date, if earlier.

(d)
Termination for Cause. Notwithstanding any other provision in this Agreement, if the Participant's Service has been terminated for Cause, this Option (both the vested and unvested portions) will expire and be forfeited.

(e)
Other Termination. Except as otherwise provided by this Section 3, and except as otherwise provided by a Change in Control Agreement by and between the Participant and the Company on the date of the Termination of Service, upon the Termination of Service of the Participant, any unvested shares of Stock under this Option will expire and be forfeited, and this Option may thereafter be exercised, to the extent it was exercisable at the time of such Termination of Service, for a period of three months following the date of the Termination of Service, subject to termination on the Expiration Date, if earlier.

4.    Covenants.

(a)
Unless the Compensation Committee determines otherwise and so advises the Participant in a signed writing, the Participant agrees to comply with this Section 4 while employed by the Company and for the one-year period (an unlimited period for the covenant set forth in Section 4(d) below) immediately following the Participant's Termination of Service with the Company, regardless of the reason for such Termination of Service.

(b)
The Participant shall not, directly or indirectly, either for the Participant's own benefit or purpose or for the benefit or purpose of any person other than the Company or any of its Subsidiaries, solicit, call on, do business with, or actively interfere with the Company's or any Subsidiary's relationship with, or attempt to divert or entice away, any person or entity that the Participant should reasonably know (i) is a customer of the Company or any Subsidiary for which the Company or any Subsidiary provides any services as of the date of the Participant's Termination of Service; or (ii) was a customer of the Company or any Subsidiary for which the Company or any Subsidiary provided any services at any time during the 12-month period immediately preceding the date of the Participant's Termination of Service; or (iii) was, as of the date of the Participant's Termination of Service, considering retention of the Company or any Subsidiary to provide any services.

(c)
The Participant shall not, directly or indirectly, either for the Participant's own benefit or purpose or for the benefit or purpose of any person other than the Company or any of its Subsidiaries, employ, or offer to employ, call on, or actively interfere with the Company's or any Subsidiary's relationship with, or attempt to divert or entice away, any employee of the Company or any of its Subsidiaries, nor shall the Participant assist any other person in such activities.

(d)
During the Participant's employment with the Company or any Subsidiary, and thereafter regardless of the reason for the Termination of Service, the Participant will not disclose or use in any way any confidential business or technical information or trade secret acquired in the course of such employment, all of which is the exclusive and valuable property of the Company and its Subsidiaries, whether or not conceived of or prepared by the Participant, other than: (i) information generally known to the public; (ii) as required in the course of employment by the Company or Subsidiary; (iii) as required by any court, supervisory authority, administrative agency or applicable law; or (iv) with the prior written consent of the Compensation Committee or its designee.

(e)
Upon any breach of the covenants set forth in this Section 4, the Participant agrees and acknowledges that this Option (both the vested and unvested portions) shall automatically and immediately terminate and become null and void. In addition, the Participant agrees and acknowledges that a breach of the covenants set forth in this Section 4 will cause the Company and its Subsidiaries irreparable harm, and that the Company and its Subsidiaries will therefore be entitled to issuance of immediate, as well as permanent, injunctive relief restraining the Participant, and each and every person and entity acting in concert or participating with the Participant, from initiation and/or continuation of such breach. The Participant further understands and agrees that for the purpose of fashioning an appropriate injunctive remedy, the time period of the covenants set forth in this Section 4 shall be extended by any time period the Participant is found to be in breach of said covenants. In the event any of this Section 4 is determined by a court of competent jurisdiction to be unenforceable because unreasonable either as to length of time or area to which said restriction applies, it is the intent of the Participant and the Company and its Subsidiaries that said court reduce and reform the provisions thereof so as to apply to the greatest limitations considered enforceable by the court.

5.    Miscellaneous.

(a)	This Option is not intended to be and shall not be treated as an Incentive Stock Option.

(b)
Delivery of shares of Common Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

(c)	This Option, including the number of shares subject to this Option and the exercise price, will be adjusted upon the occurrence of the events specified in Section 3.3 of the Plan.

(d)	This Option does not confer upon the Participant any rights as a stockholder of the Company prior to the date on which the Participant fulfills all conditions for receipt of such rights.

(e)	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

(f)
Pursuant to Section 7.2 of the Plan, the Committee may permit the transfer of this Option; provided, however, that such transfer is not made for consideration to the Participant and such transfer is limited to immediate Family Members of the Participant, trusts and partnerships established for the primary benefit of such family members or to charitable organizations.

(g)	This Option will be governed by and construed in accordance with the laws of the State of Delaware.

(h)	The granting of this Option does not confer upon the Participant any right to be retained in the Service of the Company or any Subsidiary.

(i)	In the event of any conflict among the provisions of the Plan and this Agreement, the provisions of the Plan will be controlling and determinative.

(j)	The Participant's rights, payments and benefits with respect to this Option shall be subject to reduction, cancellation, forfeiture or recoupment pursuant to Section 7.17 of the Plan.

(k)
Notwithstanding any other provision of the Plan or this Agreement to the contrary, in order to comply with Section 10D of the Securities Exchange Act of 1934, as amended, and any regulations promulgated, or national securities exchange listing conditions adopted, with respect thereto (collectively, the “Clawback Requirements”), if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements under the securities laws, then the Participant shall return to the Company, or forfeit if not yet paid, the shares of Stock under this Option received during the three-year period preceding the date on which the Company is required to prepare the accounting restatement, based on the erroneous data, in excess of the number of shares that would have vested based on the accounting restatement, as determined by the Committee, in accordance with the Clawback Requirements and any policy adopted by the Committee pursuant to the Clawback Requirements.

(l)
Any actions by the Company under this Agreement or the Plan must comply with the law, including regulations and other interpretive action, of the Federal Deposit Insurance Act, Federal Deposit Insurance Corporation, or other entities that supervise any of the activities of the Company. Specifically, any payments to the Participant by the Company, whether pursuant to this Agreement, the Plan or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

(m)
This Option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of Stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

(n)
The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(o)
This Option is intended to be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated and other official guidance issued thereunder, and this Agreement will be administered and interpreted consistent with such intention.

IN WITNESS WHEREOF, the Company has executed this Agreement effective as of the Grant Date.

FIRST NIAGARA FINANCIAL GROUP, INC.
By:___________________________________________________

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